CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and Statement of Additional Information of The Needham Funds, Inc., in Post-Effective Amendment Number 24 to the Registration Statement (Form N-1A, No. 33-98310), included in the Annual Report to Shareholders for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
April 25, 2012